As filed with the Securities and Exchange Commission on December 12, 2012

File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	5713	45-5538095
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

14000 Carlson Parkway

Plymouth, Minnesota 55441

(763) 852-2901

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Robert A. Rucker

Chief Executive Officer

14000 Carlson Parkway

Plymouth, Minnesota 55441

(763) 852-2901

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Susan E. Pravda, Esq.	Bernard S. Kramer, Esq.
Paul D. Broude, Esq.	Joel L. Rubinstein, Esq.
Richard C. Segal, Esq.	Eric Orsic, Esq.
Foley & Lardner LLP	McDermott Will & Emery LLP
111 Huntington Avenue	340 Madison Avenue
Boston, Massachusetts 02199	New York, New York 10173
(617) 342-4000	(212) 547-5400

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)(5)
Common Stock, par value $0.0001 per share	575,000	$15.00	$8,625,000	$1,177

(1)	Includes 75,000 shares that the underwriters have the option to purchase to cover overallotments, if any.

(2)	The 575,000 shares being registered under this registration statement are in addition to the 4,600,000 shares registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-185180)

(3)	Based on the public offering price.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001364.

(5)	The registrant previously paid $9,343 in connection with its Registration Statement of Form S-1 (File No. 333-185180).

____________________________

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with the United States Securities and Exchange Commission (the “Commission”) by Tile Shop Holdings, Inc., a Delaware corporation (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-185180) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on December 12, 2012, are incorporated herein by reference and shall be deemed part of this registration statement. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s current and former independent registered public accounting firms.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth, Minnesota on this 12th day of December, 2012.

TILE SHOP HOLDINGS, INC.

By:	/s/ Robert A. Rucker
Name: Robert A. Rucker
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Rucker	Chief Executive Officer and Director	December 12, 2012
Robert A. Rucker	(Principal Executive Officer)

/s/ Timothy C. Clayton	Chief Financial Officer	December 12, 2012
Timothy C. Clayton	(Principal Financial Officer; Principal Accounting
Officer)

*	Director	December 12, 2012
Peter J. Jacullo III

*	Director	December 12, 2012
Peter H. Kamin

*	Director	December 12, 2012
Todd Krasnow

*	Director	December 12, 2012
Adam L. Suttin

*	Director and Chairman of the Board	December 12, 2012
William E. Watts

*By:/s/ Robert A. Rucker
Robert A. Rucker, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Foley & Lardner LLP
23.1	Consent of McGladrey LLP
23.2	Consent of Deloitte & Touche LLP
23.4	Consent of Foley & Lardner LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

_________________________________

* Included on the signature page to the registrant’s Registration Statement on Form S-1(File No. 333-185180) filed with the Commission on November 28, 2012.